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                                                  Exhibit 10.29


                                                  January 15, 1999

Option Care, Inc., Option Care, Inc.
Option Care Enterprises, Inc., Home Care of Columbia, Inc.
Young's I.V. Therapy, Inc., Cordesys Healthcare Management, Inc.
North County Home I.V., Inc., Option Care Hospice, Inc.
Option Care Home Health, Inc., Management By Information, Inc.
Option Care of Oklahoma, Inc., Option Care Home Health of California, Inc. Option Care Denver, Inc.
100 Corporate North, Suite 212
Bannockburn, Illinois  60015
Attention:  Michael Siri

RE: Amended and Restated Credit Agreement dated as of December 23, 1996 by and among Option Care, Inc., Option Care Enterprises, Inc., Home Care of Columbia, Inc., Young's I.V. Therapy, Inc., Cordesys Healthcare Management, Inc., North County Home I.V., Inc., Option Care Hospice, Inc., Option Care Home Health, Inc., Management By Information, Inc., Option Care of Oklahoma, Inc., Option Care Home Health of California, Inc., and Option Care Denver, Inc., the financial institutions parties thereto as Banks, and PNC Bank, National Association, its capacity as contractual representative, as amended by an Amendment No. 1, an Amendment No. 2, an Amendment No. 3, an Amendment No. 4 and an Amendment No. 5, dated as of February 5, 1997, February 27, 1997, March 23, 1997, December 31, 1997 and March 25, 1998, respectively (as so amended and as amended, restated, supplemented or OTHERWISE MODIFIED FROM TIME TO TIME, THE "CREDIT AGREEMENT").


Ladies & Gentlemen:

              We refer to (a) the Credit Agreement, and (b) our letters to you dated August 14, 1998 and August 20, 1998 (collectively, the "Notices of Default"). Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

              The Events of Default referred to in the Notices of Default are continuing, including, without limitation, that the Minimum Interest Coverage Ratio is less than 3.0:1.0 (the "Applicable Default").

              Subject to the conditions set forth in the next succeeding sentence, during the time period from the date hereof through and including January 15, 1999 (the "Forbearance Period") the Banks hereby agree to (i) permit the Borrowers to elect to have the Euro-Rate Option apply to the outstanding Loans to the extent that the Interest Period during which such Interest Rate Option shall apply shall not exceed one Month, and (ii) provided that no Event of Default (other than the Applicable Default) shall have occurred, forbear from exercising those rights afforded to the Agent and the Banks under the Credit Agreement, the Loan Documents and applicable law


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upon the occurrence of an Event of Default to: (a) terminate the Credit
Agreement, (b) accelerate or demand and immediately enforce payment in full of the Obligations, (c) immediately enforce its security interests in or liens against the Collateral, and (d) charge a default rate of interest pursuant to
SECTION 3.3 of the Credit Agreement; PROVIDED, that if on or before 12:00 noon (New York time) on January 15, 1999, the Agent shall have received copies of a firm commitment letter from Bank of America National Trust and Savings Association (or its affiliate) in form and substance acceptable to the Agent and the Banks and setting forth the terms of financing for the Borrowers, subject only to typical and customary terms and conditions, pursuant to which the Credit Agreement would be terminated and all unpaid Obligations of the Borrowers to the Banks would be paid in full, the Forbearance Period shall be deemed to be extended to February 8, 1999. The foregoing permission and forbearance is subject to the conditions that on or before the date hereof the Agent shall have received: (i) for the account of the Banks, an amount equal to $2,500,000, which amount shall be applied to prepay the outstanding Loans and shall permanently and ratably reduce the Revolving Credit Commitments of each of the Banks, (ii) for the account of the Banks, an amount equal to all accrued and unpaid interest owed pursuant to the Credit Agreement as of the date hereof, including all default interest accrued and unpaid pursuant to Section 3.3 of the Credit Agreement, (iii) in favor of the Agent for the benefit of the Banks, an irrevocable letter of credit issued by The Northern Trust Company in the face amount of $3,000,000 (the "Letter of Credit") in the form attached hereto as EXHIBIT A, (iv) a subordination agreement, executed by John N. Kapoor Trust Dated September 20, 1989 ("Kapoor"), in respect of its rights of reimbursement as against Option Care, Inc. and its Affiliates in the event of any draw under the Letter of Credit, in the form attached hereto as EXHIBIT B, and (v) for the Agent's account, an amount equal to $74,352.08, plus other amounts for which Borrowers have received an invoice, as of the date hereof, representing certain fees, time charges and expenses of attorneys, accountants, auditors, and paralegals for the Agent, and out of pocket travel expenses of the Agent, incurred in connection with the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, the Borrowers hereby acknowledge and agree that the Banks shall have no further obligation to make Loans or issue Letters of Credit under the Credit Agreement.

              In addition, the Borrowers shall:

       (i) deliver to the Agent on or before 5:00 p.m. (Chicago time) on January 15, 1999, a certificate executed by an Authorized Officer of Option Care, Inc., certifying that:

              a. the consolidated operating income for the calendar month of November, 1998 for Option Care, Inc. and its Subsidiaries (as reported on the month-end financial statements of Option Care, Inc. prepared in accordance with past practice consistently applied) is greater than or equal to zero; and

              b. the sum of (i) the consolidated net accounts receivable balance of Option Care, Inc. and its Subsidiaries (calculated in accordance with past practice consistently applied), PLUS (ii) the consolidated cash balance of Option Care, Inc. and its Subsidiaries (calculated in accordance with past practice


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                     consistently applied), in each case as of November 30,
                     1998, is greater than or equal to $27,500,000; and

       (ii) deliver to the Agent on or before January 19, 1998, a certificate executed by an Authorized Officer of Option Care Inc., certifying that:

              a. the consolidated operating income for the three month period ending December 31, 1998 for Option Care, Inc. and its Subsidiaries (as reported on the month-end financial statements of Option Care, Inc., prepared in accordance with past practice consistently applied) is greater than or equal to zero; and

              b. the consolidated net revenue for the calendar month of December 1998 for Option Care, Inc. and its Subsidiaries (as reported on the month-end financial statements of Option Care, Inc. prepared in accordance with past practice consistently applied) is greater than or equal to $8,000,000; and

              c. either (x) the consolidated net accounts receivable balance of Option Care, Inc. and its Subsidiaries (calculated in accordance with past practice consistently applied) as of December 31, 1998 is greater than or equal to $22,000,000, or (y) the sum of (i) the consolidated net accounts receivable balance of Option Care, Inc. and its Subsidiaries (calculated in accordance with past practice consistently applied), PLUS (ii) the consolidated cash balance of Option Care, Inc. and its Subsidiaries (calculated in accordance with past practice consistently applied), in each case as of December 31, 1998, is greater than or equal to $23,500,000; and

       (iii) deliver to the Agent on or before 12:00 noon (Chicago time) on January 13, 1999 a projection of the expected consolidated cash receipts, cash disbursements and cash balances for Option Care, Inc. and its Subsidiaries on a week by week basis for the period commencing on December 14, 1998 through January 31, 1999 (the "Cash Flow Projection"); and

       (iv) deliver to the Agent, no later than the close of business on each Tuesday for the period commencing on January 11, 1999 and ending on February 5, 1999, a summary of the actual consolidated weekly cash receipts, cash disbursements and cash balances for Option Care, Inc. and its Subsidiaries in the form attached hereto as EXHIBIT C, for the previous week, together with a certificate executed by an Authorized Officer of Option Care, Inc. certifying that the actual ending cash balance for the preceding week was equal to or greater than 80% of the expected ending cash balance for the week as shown in the Cash Flow Projection; and

       (v) on or before 12:00 noon (Chicago time) on January 19, 1999, cause to be executed and delivered to the Agent: (a) duly executed Borrower Joinder, Guarantor Joinder, Security Agreement and appropriate UCC financing statements, in each


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              case, in form and substance acceptable to the Agent, from each of the domestic Subsidiaries of Option Care, Inc. to the extent that such Subsidiaries are not otherwise parties, as of the date hereof, to the Credit Agreement or any Borrower Joinder, Guarantor Joinder, or Security Agreement, and (b) (x) updated and conformed schedules to each of the Pledge Agreements of Option Care, Inc. and Option Care Enterprises, Inc., in form and substance acceptable to the Agent, and (y) stock certificates in respect of the capital stock (together in each instance with a stock power executed in blank by Option Care, Inc. or Option Care Enterprises, Inc., as applicable, pursuant to their respective Pledge Agreements) of each of the domestic Subsidiaries of Option Care, Inc. the capital stock of which is not pledged to the Agent for the benefit of the Banks pursuant to the terms of any Pledge Agreement as of the date hereof, and (c) such other documents, instruments and agreements related to the items described in CLAUSES (a) and (b) above as the Agent shall reasonably request; PROVIDED, HOWEVER, that (x) the requirements of any CLAUSES (a) and (b) above do not apply to the Subsidiaries listed on SCHEDULE I attached hereto, and (y) the Borrowers hereby represent and warrant that each such Subsidiary listed in Schedule I: (i) does not, and shall not, engage in any business and (ii) does not, and shall not, own any assets; and

       (vi) promptly provide the Banks such financial information respecting the Borrowers, the Guarantors, and any Affiliates thereof, as Agent may from time to time reasonably request.

The Agent shall return the original Letter of Credit to Kapoor and consent to its cancellation by the issuer promptly after payment in full in cash of the Obligations under the Credit Agreement.

Any failure of the Borrowers to comply with terms and conditions of this letter agreement shall constitute an additional Event of Default under the terms of the Credit Agreement, and the Agent and the Banks may enforce their rights and remedies under the Credit Agreement, the other Loan Documents or otherwise in respect thereof, and the rate of interest for each Loan and the other Obligations under the Loan Documents otherwise applicable pursuant to SECTION
3.1 of the Credit Agreement shall be increased to the default rate pursuant to
SECTION 3.3 of the Credit Agreement, and no Borrower shall have the right to elect to convert any Loan to the Euro-Rate Option or to continue any Loan at the Euro-Rate Option at the end of the Interest Period applicable thereto.

              Nothing herein, and no decision by the Banks to forbear from enforcing their rights and remedies under the Credit Agreement, the other Loan Documents, or otherwise, shall constitute: (i) a modification or waiver or amendment of any right of remedy of the Agent and the Banks pursuant to, and in connection with, the Credit Agreement or the other Loan Documents, (ii) a waiver of any existing defaults or Events of Default, or any default or Event of Default that may occur after the date of this letter, or (iii) an agreement by the Agent or the Banks to forbear from enforcing their rights and remedies at any time, except as expressly set forth herein. Each Borrower hereby agrees and understands that the Credit Agreement and the other Loan Documents (as modified by this letter agreement) remain in full force and effect, and,


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except as expressly set forth herein, the Agent and the Banks remain entirely free to exercise all of their rights and remedies, including the right to initiate enforcement action and any other action the Banks consider appropriate to protect their interest, in consequence of any Events of Default (other than the Applicable Default).

              Notwithstanding the foregoing, the Agent and the Banks agree to waive compliance by the Borrowers with SECTIONS 7.2.1 and 7.2.8 of the Credit Agreement to the limited extent necessary to allow Option Care, Inc., a Delaware corporation ("Option Care") to incur Indebtedness to Kapoor in the principal amount of up to $3,000,000 plus reasonable fees, expenses and interest thereon, in amounts not to exceed those set forth pursuant to the terms of that certain Reimbursement and Security Agreement, dated as of the date hereof, between Kapoor and Option Care, and subject in all respects to the terms of that certain Subordination Agreement between Kapoor and the Agent, also dated as of the date hereof (the " Reimbursement Agreement Indebtedness"), and to grant a security interest to Kapoor thereunder (the "Kapoor Security Interest"). The Borrowers confirm that the Reimbursement Agreement Indebtedness and the Kapoor Security Interest will be subordinated in accordance with the terms and provisions of the Subordination Agreement, and the Borrowers also reaffirm and confirm that until all the Guaranteed Indebtedness (as defined in the Guaranty Agreements) is indefeasibly paid in full, the Guaranteed Indebtedness will remain subordinated, in accordance with the terms of the Intercompany Subordination Agreement, to the Obligations owed to the Agent and the Banks.


              To the fullest extent permitted by applicable law, in consideration of the Agent's and the Banks' execution of this letter, the Borrowers and, by their acknowledgment and reaffirmation hereto, each of the Guarantors in each case on behalf of itself and each of its successors and assigns (collectively, the "Releasors"), does hereby forever release, discharge and acquit the Agent, each Bank and each of their respective parents, subsidiaries and affiliate corporations or partnerships, and their respective officers, directors, partners, trustees, shareholders, agents, attorneys and employees, and their respective successors, heirs and assigns (collectively, the "Releasees") of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity), indebtedness and obligations (collectively, "Claims"), of every type, kind, nature, description or character which (i) occurred on or prior to the date hereof, and (ii) were in direct relation to the Obligations, this letter, the Credit Agreement, or any Loan Document.


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              This letter agreement shall be effective only if signed below by each of the parties to whom it is addressed and delivered to the Agent. The Agent may withdraw this agreement if it is not executed by the parties to whom it is addressed and delivered to the Agent by the close of business on the date hereof.


                              Very truly yours,

                              PNC BANK, NATIONAL ASSOCIATION, as Agent and as a Bank

                              By: ____________________________
                              Name:
                              Title:


                              THE NORTHERN TRUST COMPANY, as a Bank

                              By: ____________________________
                              Name:
                              Title:


                              THE FIRST NATIONAL BANK OF CHICAGO, as a
                              Bank

                              By: ____________________________
                              Name:
                              Title:


                              HARRIS TRUST AND SAVINGS BANK, as a Bank

                              By: ____________________________
                              Name:
                              Title:


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Intending to be legally bound, the undersigned accept and agree to the terms and conditions of the foregoing letter this __th day of January, 1999.

OPTION CARE, INC.
OPTION CARE, INC., a California corporation
OPTION CARE ENTERPRISES, INC.
HOME CARE OF COLUMBIA, INC.
YOUNG'S I.V. THERAPY, INC.
CORDESYS HEALTHCARE MANAGEMENT, INC.
NORTH COUNTY HOME I.V., INC.
OPTION CARE HOSPICE, INC.
OPTION CARE HOME HEALTH, INC.
MANAGEMENT BY INFORMATION, INC.
OPTION CARE OF OKLAHOMA, INC.
OPTION CARE HOME HEALTH OF CALIFORNIA, INC.
OPTION CARE DENVER, INC.
REHAB OPTIONS, INC.


By: ____________________________
    Name:
    Title:


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                            EXHIBIT A TO LETTER DATED
                                JANUARY 15, 1999

                            FORM OF LETTER OF CREDIT


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                            EXHIBIT B TO LETTER DATED
                                JANUARY 15, 1999

                         FORM OF SUBORDINATION AGREEMENT


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                            EXHIBIT C TO LETTER DATED
                                JANUARY 15, 1999

                             FORM OF WEEKLY SUMMARY